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                                                                     EXHIBIT 5.1

                                  May 21, 2004


Hartman Commercial Properties REIT
Suite 100
1450 West Sam Houston Parkway North
Houston, Texas 77043

         Re:      Registration Statement on Form S-11 (Registration No.
                  333-111674)

Ladies and Gentlemen:

                  We have served as Maryland counsel to Hartman Commercial Properties REIT, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 11,000,000 common shares of beneficial interest, $.001 par value per share (the "Common Shares"), of the Company (the "Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Up to 10,000,000 Shares will be issued pursuant to subscription agreements and up to 1,000,000 Shares will be issued pursuant to the Company's dividend reinvestment plan. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The form of Articles of Amendment and Restatement of the Company to be filed with the SDAT prior to the issuance of the Shares (the "Declaration of Trust"), certified as of the date hereof by an officer of the Company;


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Hartman Commercial Properties REIT
May 21, 2004
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                  4.       The Bylaws of the Company (the "Bylaws"), certified
as of the date hereof by an officer of the Company;

                  5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.


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Hartman Commercial Properties REIT
May 21, 2004
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                  5.       Prior to the issuance of any Shares by the Company,
the Declaration of Trust will have been filed with, and accepted for record by, the SDAT.

                  6. The issuance of, and certain terms of, the Shares will be authorized and approved by the Board of Trustees of the Company in accordance with and not in violation of the Maryland REIT Law, the Declaration of Trust and the Bylaws (such approval referred to herein as the "Trust Proceedings") prior to the issuance of any of the Shares.

                  7. The Shares will not be issued in violation of the restrictions on transfer and ownership of shares of beneficial interest of the Company set forth in Article VII of the Declaration of Trust.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon completion of the Trust Proceedings, the issuance of the Shares will have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Declaration of Trust, the Registration Statement and the Trust Proceedings, the Shares will be (assuming that, upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                  The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.


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Hartman Commercial Properties REIT
May 21, 2004
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                  This opinion is being furnished to you for submission to the
Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                             Very truly yours,

                                             /s/ Venable LLP

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